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                                                                  EXHIBIT 4.5(a)




                     AMENDMENT NO. 1 TO CREDIT AGREEMENT


            AMENDMENT dated as of September 15, 1995 to the Amended and Restated Credit Agreement dated as of May 30, 1995 (the "Agreement") among Cabot Oil & Gas Corporation, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent.

                            W I T N E S S E T H :


            WHEREAS, the parties hereto desire to amend the Agreement to add the New Bank as a party to the Agreement as amended hereby and to provide for changes in the respective Commitments of the Banks;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Definitions, References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference therein to "this Agreement", "hereof", "hereunder", "herein" and "hereby" and each similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

            SECTION 2. New Bank; Changes in Commitments. With effect from and including the date this Amendment becomes effective in accordance with Section 5 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a "New Bank") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth on the signature pages hereof. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement (a "Departing Bank"), and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Section 9.03 of the Agreement shall continue to inure to the benefit of each such Bank. Each Departing Bank agrees that upon the effectiveness of this Amendment, the Note dated May 30, 1995 payable to such Departing Bank shall be cancelled and such Departing Bank shall promptly deliver such Note to the Borrower.
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            SECTION 3. Transition Mechanics.  To facilitate the changes in the
Commitments effected hereby, the parties agree as follows:

            (i) any Interest Period under the Agreement commencing on or after August 21, 1995 and prior to September 15, 1995 which would otherwise end after September 15, 1995 shall instead end on September 15, 1995;

            (ii) subject to Section 2.11 of the Agreement, the Borrower shall prepay all outstanding Loans under the Agreement, together with accrued interest thereon, on September 15, 1995; and

          (iii) subject to the applicable conditions in Section 3.02 of the Agreement, the Borrower may to the extent it determines necessary borrow from the Banks in proportion to their Commitments as modified hereby to fund such prepayment.

            SECTION 4. Governing Law.   This Amendment shall be governed by and
construed in accordance with the laws of the State of New York.

            SECTION 5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when
(i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) the Agent shall have received a duly executed Note for each New Bank (a "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with
Section 2.05 of the Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     CABOT OIL & GAS CORPORATION


                                     By /s/ Ray R. Seegmiller
                                        ---------------------------
                                        Title: Vice President and
                                               Chief Financial Officer

  Commitments:

  $47,000,000                        MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                     By /s/ John G. Kowalczuk
                                        ---------------------------
                                        Title: Vice President


  $47,000,000                        TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION


                                     By /s/ Lori H. Vetters
                                        ---------------------------
                                        Title: Vice President



  $47,000,000                        NATIONSBANK OF TEXAS, N.A.


                                     By /s/ Kristin B. Palmer
                                        ---------------------------
                                        Title: Vice President



  $47,000,000                        THE FIRST NATIONAL BANK OF
                                               BOSTON


                                     By /s/ Michael Kane
                                        ---------------------------
                                        Title: Managing Director



  $47,000,000                        THE BANK OF MONTREAL


                                     By /s/ Shana L. Sloas
                                        ---------------------------
                                        Title: Director

                                   3
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  $0                                 THE CHASE MANHATTAN BANK,
                                       NATIONAL ASSOCIATION


                                     By /s/ Kevin S. Keaton
                                        ---------------------------
                                        Title: Vice President


  $0                                 CITIBANK, N.A.


                                     By /s/ Arezoo Jafari
                                        ---------------------------
                                        Title: Assistant Vice President



  Total Commitments

  $235,000,000
  ============

                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Agent


                                     By /s/ John G. Kowalczuk
                                        ---------------------------
                                        Title: Vice President

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